As filed with the Securities and Exchange Commission on May 8, 1998
                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SIS BANCORP, INC.
             (Exact name of Registrant as Specified in Its Charter)

          Massachusetts                          04-3303264
  (State or other jurisdiction of        (I.R.S. Employer  Identification No.)
  incorporation or organization)

                                1441 Main Street
                        Springfield, Massachusetts 01102
                    (Address of Principal Executive Offices)

                       SIS Bancorp, Inc. Stock Option Plan
                  (as amended and restated as of March 1, 1998)
                            (Full Title of the Plan)

                             MICHAEL E. TUCKER, ESQ.
                    Senior Vice President and General Counsel
                                SIS Bancorp, Inc.
                                1441 Main Street
                        Springfield, Massachusetts 01102
                     (Name and Address of Agent For Service)

                                  (413)748-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109

                                                   CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum          Proposed Maximum
                                            Amount to be         Offering Price Per        Aggregate Offering          Amount of
  Title of Securities to be Registered       Registered                Share                     Price             Registration Fee
Common Stock, $.01 par value                340,000 (1)               $42.50 (2)           $14,450,000.00 (2)         $4,262.75

(1) Represents the additional  number of shares of Common Stock authorized  under the Stock Option Plan, as amended and restated.  A total number of 806,250  additional  shares authorized under the Stock Option Plan were previously  registered  pursuant to Form S-8
Registration  Statement No. 333-11443.  See also "Explanatory Note" below. Also includes an indeterminate number of securities which may be issuable by reason of a reorganization,  recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares of Common Stock or other securities, as provided under the plans.

(2) Pursuant to Rule 457(h) the offering price is calculated based upon the average of the bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation, National Market System on May 5, 1998.

                                EXPLANATORY NOTE

         This Registration Statement is filed pursuant to General Instruction E of Form S-8. A Form S-8 Registration Statement, No. 333-11443, was previously filed on September 5, 1996 to register a total of 868,650 shares of the common stock, par value $0.01 per share (the "Common Stock"), of SIS Bancorp, Inc. (the "Company"), of which 806,250 shares were authorized for issuance pursuant to options granted or to be granted under the Company's Director and Management Stock Option Plans (the "Prior Plans"). On February 18, 1998, the Company's Board of Directors approved the Company's Stock Option Plan, as amended and restated (the "Current Plan"), which, among other changes to the Prior Plans, consolidated the Prior Plans into the Current Plan and increased the total number of shares of Common Stock previously authorized under the Prior Plans by 340,000 shares. The Current Plan was approved by the Company's stockholders on May 7, 1998. A total of 1,146,250 shares of Common Stock are authorized for issuance pursuant to options that may be granted under the Current Plan, which includes all options previously granted under the Prior Plans.

         This Registration Statement, in accordance with General Instruction E of Form S-8, incorporates by reference the contents of the prior Form S-8
Registration Statement, No. 333-11443, referenced above. This Registration Statement also contains a Prospectus, prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers re-offers and re-sales by the Selling Shareholders listed in the Prospectus of shares of the Common Stock that may be either issued directly to certain directors and/or executive officers under the Company's Director and Management Restricted Stock Plans or issued to certain directors and/or executive officers pursuant to their exercise of options granted under the Current Plan, including options granted under the Prior Plans.

Prospectus
                                 618,600 Shares

                            -------------------------

                                SIS BANCORP, INC.

                            -------------------------

                                  COMMON STOCK
                           (Par Value $.01 Per Share)
                            -------------------------


         This Prospectus is being used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of SIS Bancorp, Inc. (the "Company"), of up to 618,600 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, which either have been acquired by certain directors and executives of the Company under the SIS Bancorp, Inc. Director and Management Restricted Stock Plans or may be acquired pursuant to the exercise of options (the "Options") granted to certain directors and executives of the Company under the SIS Bancorp, Inc. Stock Option Plan, as amended and restated as of March 1, 1998 (the "Option Plan"), which includes Options granted under the Company's prior Director and Management Stock Option Plans. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

         The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Shareholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by the Company.

         The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions, or commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock is listed on the NMS. On May 5, 1998, the closing price of the Common Stock on the NMS was $42.625 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE
    SECURITIES COMMISSION, NOR HAS THE COMMISSION, CORPORATION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS
  OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER
    GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                               LOSS OF PRINCIPAL.

                  The date of this Prospectus is May 8, 1998.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

Section                                                                    Page

Available Information ..................................................     3

Incorporation of Certain Documents by Reference ........................     3

The Company ............................................................     4

Selling Shareholders ...................................................     4

Plan of Distribution ...................................................     6

Indemnification ........................................................     6

Experts ................................................................     7

Legal Matters ..........................................................     7

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company files electronically with the Commission. The Commisssion maintains a World Wide Web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         A registration statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Commission, Washington, D.C., under the Securities Act, with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

         (a) The Company's Registration Statement on Form 8-A, dated June 4, 1996, relating to the Common Stock.

         (b) The Company's Annual Report on Form 10-K, for the year ended December 31, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Ting Chang, Vice President, Investor Relations and Corporate Planning, SIS Bancorp, Inc., 1441 Main Street, Springfield, Massachusetts 01102, telephone (413)748- 8000.

                                   THE COMPANY

General

         The Company is a Massachusetts corporation formed in 1996 and serves as the bank holding company for Springfield Institution for Savings ("SIS Bank") and Glastonbury Bank & Trust Company ("GBT"). The Company was formed for the purpose of reorganizing SIS Bank into a holding company structure (the "Reorganization"). Upon the effectiveness of the Reorganization, SIS Bank became the wholly owned subsidiary of the Company and SIS Bank's former stockholders became stockholders of the Company. The Company acquired GBT on December 17, 1997. The only office of the Company, and its principal place of business, is located at the main office of SIS Bank at 1441 Main Street, Springfield, Massachusetts 01102 and its telephone number is (413) 748-8000.

         Established in 1827, SIS Bank is a Massachusetts chartered savings bank headquartered in Springfield, Massachusetts. GBT, with its headquarters located in Glastonbury, Connecticut, is a Connecticut chartered commercial bank founded in 1919. Substantially all of the Company's operations are conducted through its subsidiary banks.

         The Company provides a wide variety of financial services through both SIS Bank and GBT (the "Banks"), including retail and commercial banking, residential mortgage origination and servicing, commercial and consumer lending, merchant processing and insurance sales. The Banks serve the consumers and businesses located in western Massachusetts and central Connecticut through a network of 34 full service branches.

         The Company's revenues are derived principally from dividend payments received from the Banks, which in turn derive their revenues principally from interest payments on their loan portfolios and mortgage-backed and other investment securities. The Banks' primary sources of funds are deposits, borrowings and principal and interest payments on loans and mortgage backed securities.

Property

         The Company neither owns nor leases any real or personal property directly. Of the 33 full service branch offices operated by the Banks, 14 are owned and 19 are leased.

Competition

         Vigorous competition exists in all areas in which the Company, through the operations of the Banks, engages in business. The Company faces intense competition in its market areas from major banking and financial institutions, including many which have substantially greater resources or market presence than the Company. Competitors of the Company include commercial banks, savings banks, mutual funds, insurance companies, finance companies, credit unions and mortgage companies.

Employees

         At the present time, the Company does not employ any persons other than through the Banks. As of December 31, 1997, the Banks employed 622 persons (full-time equivalent).

                              SELLING SHAREHOLDERS

         The following table sets forth: (i) the name of each Selling Shareholder, (ii) his or her position(s) with the Company and its predecessor or affiliates, over the last three years, (iii) the number of shares of Common Stock owned (or subject to option) by each Selling Shareholder as of the date of this Prospectus, (iv) the number of shares of Common Stock which, as of the date of this Prospectus, may be offered for the account of each Selling Shareholder by this Prospectus and (v) the amount of the class to be owned by each Selling Shareholder if such Selling Shareholder were to sell all of the shares of Common Stock covered by this Prospectus. There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.

                                                                                                       Number       Shares Owned
                                                                                      Shares Owned     of Shares       Following
                                                                                      Prior to This     to be       Completion of
Name                               Position with Company                                 Offering*      Offered       Offering *
-----------------------------      ----------------------------------------------    --------------- -----------  -----------------

Frank W. Barrett                   Executive Vice President, Credit and Commercial      98,600(1.42%)   71,500       27,100**
                                   Lending Group, of the Company and SIS Bank

Ronald E. Bourbeau                 Director of the Company since 1997; Chairman        139,069(2.00%)    6,000      133,069 (1.91%)
                                   of the Board of Directors of GBT

Sister Mary Caritas (Geary) S.P.   Director of the Company and SIS Bank                 11,675**         7,600        4,075**

Ting Chang                         Vice President, Investor Relations and               33,813**        27,000        6,813**
                                   Corporate Planning, of the Company and SIS Bank

Gilbert F. Ehmke                   Senior Vice President and Chief Investment           45,416**        38,100        7,316**
                                   Officer of the Company and SIS Bank

William B. Hart, Jr.               Director of the Company and SIS Bank                 12,400**         7,600        4,800**

Patricia Train Jatkevicius         Vice President, Marketing, or the Company and         8,683**         8,000          683**
                                   SIS Bank

Charles L. Johnson                 Director of the Company and SIS Bank                 14,800**         7,600        7,200**

Laura Sotir Katz                   Vice President and Controller of the Company         16,728**        12,500        4,228**
                                   and SIS Bank

F. William Marshall, Jr.           President, Chief Executive Officer and Director     195,359(2.81%)  146,300       49,059**
                                   of the Company and SIS Bank

Henry J. McWhinnie                 Senior Vice President, Human Resources Group,        50,377**        35,400       14,977**
                                   of the Company and SIS Bank

John M. Naughton                   Director of the Company and SIS Bank                 29,000**        12,000       17,000**

Thomas O'Brien                     Director of the Company and SIS Bank                 14,413**         7,600        6,813**

Jeanne Rinaldo                     Senior Vice President, Residential Mortgage          47,189**        36,000       11,189**
                                   Group, of the Company and SIS Bank

Brian Schwartz                     Vice President and Director of Internal              12,640**        11,000        1,640**
                                   Auditing of the Company and SIS Bank

Stephen A. Shatz                   Director of the Company and SIS Bank                 25,750**         7,600       18,150**

Christopher A. Sinton              Senior Vice President, Retail Banking Group,         48,427**        37,500       10,927**
                                   of the Company and SIS Bank

J. Gilbert Soucie                  Vice Chairman of the Company since 1997;             77,189(1.11%)   31,000       46,189**
                                   President and Chief Executive Officer of GBT

John F. Treanor                    Executive Vice President, Treasurer and Chief        95,151(1.37%)   73,500       21,651**
                                   Financial Officer of the Company and SIS Bank
                                   and, since 1998, Chief Operating Officer of
                                   the Company and SIS Bank

Michael E. Tucker                  Senior Vice President, Clerk and General             44,429**        34,800        9,629**
                                   Counsel of the Company and SIS Bank
---------

*  = For purposes of this table, the number of shares owned prior to this  registration  includes all shares,  rounded down to the nearest whole share, which are allocated to the shareholder under the Company's Employee Stock Ownership Plan, and those which would be owned if all options granted under the Option Plan were exercised.
** = Less than one percent.


                              PLAN OF DISTRIBUTION

         The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the NMS or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

         Any broker-dealer acquiring Shares from a Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the NMS, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

         The Company has advised the Selling Shareholders that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Company's being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

         Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Shareholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                                 INDEMNIFICATION

         The By-laws of the Company provide for the indemnification of each director, officer, employee and agent against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director or officer, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The By-laws of the Company further provide that (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the By-laws that have not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company's By- laws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Articles of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distributions to stockholders or loans to officers or directors, or (iv) for any transaction from which the director derived an improper personal benefit.

                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report contained therein. Such financial statements are incorporated by reference in this Prospectus upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts.

                                    EXHIBITS

         The  following   exhibits  are   furnished  in  connection   with  this
Registration Statement:

5        Opinion of Sullivan & Worcester LLP

23.1     Consent of Price Waterhouse LLP

23.3     Consent of Sullivan & Worcester LLP (contained in Exhibit 5)

24       Power of Attorney (included on signature pages)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Commonwealth of Massachusetts, on the 7th day of May, 1998.

                                     SIS BANCORP, INC.


                                      By:/s/ F. William Marshall, Jr.,
                                           F. William Marshall, Jr.,
                                           President and Chief Executive Officer

         The undersigned Officers and Directors of SIS Bancorp, Inc. hereby severally constitute F. William Marshall, Jr., John F. Treanor and Michael E. Tucker, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-8 and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

     Signatures                                   Capacity                    Date
     ----------                                   --------                    ----

/s/ F. William Marshall, Jr.                 President, Chief Executive      May 7, 1998
F. William Marshall, Jr.                     Officer and Director


/s/ John F. Treanor                          Treasurer, Chief Financial      May 7, 1998
John F. Treanor                              Officer and Chief Operating
                                             Officer (principal accounting
                                             officer)

/s/ Ronald E. Bourbeau                       Director                        May 7, 1998
Ronald E. Bourbeau


/s/ Sister Mary Caritas (Geary) S.P.         Director                        May 7, 1998
Sister Mary Caritas (Geary) S.P.


/s/ William B. Hart, Jr.                     Director                        May 7, 1998
William B. Hart, Jr.

                                      II-2


/s/ Charles L. Johnson                       Director                        May 7, 1998
Charles L. Johnson


/s/ John M. Naughton                         Director                        May 7, 1998
John M. Naughton


/s/ Thomas O'Brien                           Director                        May 7, 1998
Thomas O'Brien


/s/ Stephen A. Shatz                         Director                        May 7, 1998
Stephen A. Shatz

                                      II-3